EXHIBIT 99.1

Adesto Technologies Reports First Quarter 2019 Financial Results

Revenue Exceeds High-End of Guidance at $28.1 Million;
Achieves Positive Adjusted EBITDA for the 8th Consecutive Quarter

SANTA CLARA, Calif., May 07, 2019 (GLOBE NEWSWIRE) -- Adesto® Technologies Corporation (NASDAQ: IOTS), a leading provider of innovative application-specific semiconductors and embedded systems for the IoT, today announced financial results for its first quarter ended March 31, 2019.

First Quarter and Recent Highlights:

  Revenue increased 83.7% year-over-year to $28.1 million, reflecting strong organic growth which included revenue contribution from the two 2018 acquisitions
  GAAP gross margin was 47.0% and non-GAAP gross margin was 49.4%, a 230-basis point improvement over the prior year period
  GAAP operating expenses were $19.2 million and non-GAAP operating expenses were $14.4 million, at the midpoint of guidance
  Adjusted EBITDA was a positive $12 thousand, representing the 8th consecutive quarter of positive adjusted EBITDA
  Announced production release of SmartServer ™ IoT – the industry’s first truly open edge server for building automation and industrial IoT, and further demonstrated a robust end-to-end layer of security to the cloud with IBM and NXP
  Introduced FusionHD memory family building on the smart feature set of highly successful Fusion family with even more capabilities, patented low power technology, security features and more density options.

Commenting on the quarter, Narbeh Derhacobian, Adesto’s President and CEO, stated, “First quarter revenue exceeded the high-end of our guidance range as we continued to execute across our business. With the two 2018 acquisitions integrated, we have largely achieved our targeted $6-8 million of annual cost synergies ahead of plan.

“We continued to see an expanded pipeline of opportunities including some stemming from cross-selling success as our teams work closely together to expand the available content for Adesto at our end customers.  Further, we are also beginning to realize the benefits from our improved mix of higher-margin products, with further potential for expansion as we extrapolate increased value from our ongoing ASIC design projects as well as our system and solutions approach to addressing the needs of IoT deployments in different segments.

“As a result of our strategic actions over the past year, we are positioned with multiple growth vectors to drive increased revenue momentum into the second quarter and throughout the coming year. As such, we continue to expect revenue growth of more than 30% in the second half of the year compared to the same period in 2018, with adjusted EBITDA margins in excess of 10% and positive free cash flow. Overall, I am very pleased with our strong start to the year and solid execution by our team and believe 2019 will be a record year for Adesto with a greatly enhanced financial profile and operating model.”

First Quarter 2019 Results
Revenue in the first quarter of 2019 was $28.1 million, compared to $15.3 million in the first quarter of 2018 and $28.1 million in the previous quarter.

GAAP gross margin in the first quarter was 47.0%, compared to 46.9% in the first quarter of 2018 and 41.1% in the fourth quarter of 2018. Non-GAAP gross margin for the first quarter was up 230 basis points to 49.4% compared to 47.1% in the first quarter of 2018 and up 80 basis points from 48.6% last quarter.

GAAP operating expenses in the first quarter of 2019 were $19.2 million, compared to $8.1 million in the first quarter of 2018 and $19.6 million in the prior quarter. On a non-GAAP basis, operating expenses in the first quarter 2019 were $14.4 million, compared to $7.4 million in the first quarter of 2018 and of $13.9 million in the prior quarter.

GAAP net loss in the first quarter of 2019 was $7.1 million, or ($0.24) per share, compared to a net loss of $1.1 million, or ($0.05) per share, in the first quarter of 2018, and a net loss of $6.9 million, or ($0.23) per share, in the previous quarter.

On a non-GAAP basis, net loss for the first quarter of 2019 was $1.6 million, or ($0.05) per share, compared to a net loss of $0.3 million, or ($0.02) per share, in the first quarter of 2018 and a net loss of $1.2 million, or ($0.04) per share, in the previous quarter.

Adjusted EBITDA for the first quarter of 2019 was a positive $12 thousand, compared to a positive $0.3 million in the first quarter of 2018 and a positive $0.5 million in the fourth quarter of 2018.

A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

Business Outlook
For the second quarter of 2019, the Company expects revenue to increase to a range between $29.0 million and $31.0 million. Non-GAAP gross margin is expected to be between 48% and 50% and non-GAAP operating expenses are expected to range between $14.5 million and $15.5 million. Stock-based compensation expense is expected to be approximately $1.3 million and amortization of acquisition-related intangible assets approximately $1.8 million.

Conference Call Information
Adesto will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its first quarter 2019 financial results. Investors and analysts may join the call by dialing 1-844-419-1786 and providing confirmation code 8590609. International callers may join the teleconference by dialing +1-216-562-0473 using the same confirmation code. The call will also be available as a live and archived webcast in the Investor Relations section of the Company’s website at http://www.adestotech.com.

A telephone replay of the conference call will be available approximately two hours after the conference call until Tuesday, May 14, 2019 at midnight Pacific Time. The replay dial-in number is 1-855-859-2056. International callers should dial +1-404-537-3406. The confirmation code is 8590609.

Non-GAAP Financial Information
To supplement our financial results presented in accordance with generally accepted accounting principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP gross profit, non-GAAP gross margin and non-GAAP operating expenses. We believe these non-GAAP financial measures are useful in evaluating our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to help us evaluate growth trends, establish budgets, measure the effectiveness of our business strategies and assess operational efficiencies. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Our non-GAAP financial measures include adjustments based on the following items:

  Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP financial measures. Although stock-based compensation is an important part of our employees’ compensation affecting their performance, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
  Amortization of intangible assets. We have excluded the effect of amortization of intangible assets from our non-GAAP financial measures. Amortization of intangible assets expenses are not factored into our evaluation of potential acquisitions or our performance after completion of acquisitions, because they are not related to the Company's core operations. Adjustments of these items provide investors with a basis to compare our performance to other companies without the variability caused by purchase accounting. Amortization of acquisition-related intangible assets includes acquired intangible assets such as purchased technology, patents, customer relationships, trademarks, backlog and non-compete agreements.
  Acquisition-related expenses.  We have excluded the effect of acquisition-related expenses from our non-GAAP financial measures. Acquisition-related expenses are not factored into our evaluation of potential acquisitions or our performance after completion of acquisitions, because they are not related to the Company's core operations. Adjustments of these items provide investors with a basis to compare our performance to other companies without the variability caused by purchase accounting. Acquisition-related expenses primarily include costs such as legal, accounting and other professional or consulting fees directly related to an acquisition.
  Inventory step-up related to acquisition accounting. In connection with our Echelon acquisition, accounting rules require us to adjust various balance sheet accounts, including inventory, to fair value at the time of the acquisition. This expense is part of cost of revenue. We exclude the amortization expense relating to the step up in fair value of our inventory to arrive at our non-GAAP measures as we believe it does not reflect the performance of our ongoing operations.
  Debt amortization costs. Debt amortization costs are excluded from non-GAAP results as they are non-cash. Excluding debt amortization costs from non-GAAP measures provides investors with a basis to compare us against the performance of other companies without the variability associated with such items.
  Revaluation of earnout liability. In connection with our S3 acquisition, we are required to evaluate and revalue, as appropriate, the projected earn out consideration payable under the terms of the acquisition. Any changes to the earn out liability are included in other income (expense). Any changes in the earn out liability are not factored into our evaluation of potential acquisitions or our performance after completion of acquisitions, because they are not related to the Company's core operations on an ongoing basis. Adjustments of these items provide investors with a basis to compare our performance to other companies without the variability caused by such items.
  Impairment and other charges. Impairment and other charges consist primarily of impairment of inventory, estimated warranty reserves and severance costs. These costs are generally infrequent and, as a result, the company excludes such costs from its internal operating forecasts and models when evaluating its ongoing operations.

Our non-GAAP financial measures are described as follows:

  Non-GAAP net income (loss) and non-GAAP net income (loss) per share. Non-GAAP net income (loss) is GAAP net loss as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, inventory step up related to acquisition accounting, amortization of intangible assets, acquisition-related expenses, impairment and other charges, revaluation of earn-out liability and debt amortization costs. Non-GAAP net income (loss) per share is non-GAAP net income (loss) divided by weighted average shares outstanding and, if dilutive, incremental shares based upon the conversion of outstanding stock options, restricted stock units and warrants.
  Non-GAAP gross profit.  Non-GAAP gross profit is GAAP gross profit as reported in our condensed, consolidated statements of operations, excluding the impact of stock-based compensation expense and inventory step-up related to acquisition accounting.
  Non-GAAP operating expense. Non-GAAP operating expenses are GAAP operating expenses as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, amortization of intangible assets, acquisition-related expenses and impairment and other charges.
  Adjusted EBITDA is GAAP net loss as reported on our condensed consolidated statements of operations, excluding the impact of the same items excluded from the calculation of non-GAAP net income (loss) as well as interest expense, depreciation and amortization, and our provision for income taxes.

For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Information.”

About Adesto Technologies
Adesto Technologies Corporation (NASDAQ: IOTS) is a leading provider of innovative application-specific semiconductors and embedded systems for the IoT. The company’s technology is used by more than 5,000 customers worldwide who are creating differentiated solutions across industrial, consumer, medical and communications markets. With its growing portfolio of high-value technologies, Adesto is helping its customers usher in the era of the Internet of Things. See: www.adestotech.com.

Follow Adesto on Twitter.

Forward Looking Statements
The quotes of our Chief Executive Officer in this release regarding our strategic direction, expansion opportunities, product mix impacts on our gross margins, expanding our sales opportunities, the integration of Echelon Corporation and the expected synergies and benefits to Adesto and its customers, stockholders and investors from integrating Echelon Corporation and S3 Semiconductors, as well as all statements under “Business Outlook” are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include: the businesses of the Company, Echelon and S3 Semiconductors may not be combined successfully, or such combinations may take longer, be more difficult, time-consuming or costly to accomplish than expected; the risk that sales of S3 Semiconductors and Echelon products will not be as high as anticipated; the expected growth opportunities from the acquisitions may not be fully realized or may take longer to realize than expected; customer losses and business disruption following the acquisitions, including adverse effects on ability to retain key personnel, may be greater than expected; and the risk that the Company may incur unanticipated or unknown losses or liabilities in the acquisition. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements include: our ability to predict the timing of design wins entering production and the potential future revenue associated with our design wins;  our limited operating history; our rate of growth; our ability to predict customer demand for our existing and future products and to secure adequate manufacturing capacity; consumer demand conditions affecting our end markets; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition, including price competition; technological, regulatory and legal developments; and developments in the economy and financial markets.

For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission, including those discussed in the section captioned “Risk Factors” contained in an exhibit to our Current Report on Form 10-K for the period ended December 31, 2018 and filed with the SEC on March 18, 2019, which are available on our investor relations Web site (ir.adestotech.com) and on the SEC’s Web site (www.sec.gov).

All information provided in this release and in the attachments is as of Tuesday, May 7, 2019, and stockholders of Adesto are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Adesto does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this May 7,2019 press release, or to reflect the occurrence of unanticipated events.

Adesto and the Adesto logo are trademarks or registered trademarks of Adesto Technologies Corporation or its subsidiaries in the United States and other countries.  Other company, product, and service names may be trademarks or service marks of others.

Adesto Technologies Media Contact:
Jen Bernier-Santarini
+1-650-336-4222
jen.bernier@adestotech.com

Adesto Technologies Investor Relations:
Shelton Group
Leanne K. Sievers, President
+1-949-224-3874
sheltonir@sheltongroup.com

ADESTO TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$7,645	$8,630
Restricted cash	459	458
Accounts receivable, net	23,220	23,211
Inventories	16,643	18,635
Prepaid expenses	1,952	1,668
Other current assets	888	871
Total current assets	50,807	53,473
Property and equipment, net	6,873	7,085
Intangible assets, net	34,473	36,261
Operating lease right-of-use asset	4,730	-
Other non-current assets	1,704	1,729
Goodwill	38,640	38,640
Total assets	$137,227	$137,188
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	16,856	16,146
Accrued compensation and benefits	4,095	4,038
Accrued expenses and other current liabilities	5,471	5,172
Price adjustments and other revenue reserves	4,820	4,819
Earn-out liability, current	10,130	10,450
Operating lease liabilities, current	1,099	-
Term loan, current	161	141
Total current liabilities	42,632	40,766
Term loan, non-current	29,362	29,418
Operating lease liabilities, non-current	5,620	-
Deferred rent, non-current	-	1,947
Deferred tax liability, non-current	1,660	1,735
Other non-current liabilities	591	580
Total liabilities	79,865	74,446

Stockholders' equity:
Common stock	3	3
Additional paid-in capital	185,718	184,158
Accumulated other comprehensive loss	(263)	(135)
Accumulated deficit	(128,096)	(121,284)
Total stockholders' equity	57,362	62,742
Total liabilities and stockholders' equity	$137,227	$137,188

ADESTO TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2019	2018

Revenue, net	$28,113	$15,302
Cost of revenue	14,893	8,122
Gross profit	13,220	7,180
Operating expenses:
Research and development	7,522	3,559
Selling, general and administrative	7,935	4,277
Amortization of intangible assets	1,788	294
Acquisition related expenses	222	-
Impairment and other charges	1,694	-
Total operating expenses	19,161	8,130
Income (loss) from operations	(5,941)	(950)
Other income (expense):
Interest expense, net	(1,370)	(141)
Other income (expense), net	220	10
Total other income (expense), net	(1,150)	(131)
Loss before provision for (benefit from) income taxes	(7,091)	(1,081)
Provision for (benefit from) income taxes	(31)	21
Net loss	$(7,060)	$(1,102)

Net loss per share:
Basic and diluted	$(0.24)	$(0.05)
Weighted average number of shares used in computing
net loss per share:
Basic and diluted	29,592,247	21,370,927

ADESTO TECHNOLOGIES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except for share and per share amounts)
(unaudited)

		Three Months Ended March 31,
		2019	2018

GAAP gross profit		$13,220	$7,180
Stock-based compensation expense		65	25
Inventory step-up related to acquisition accounting		616	-
Non-GAAP gross profit		$13,901	$7,205

GAAP research and development expenses		$7,522	$3,559
Stock-based compensation expense		(389)	(183)
Non-GAAP research and development expenses		$7,133	$3,376

GAAP selling, general and administrative expenses		$7,935	$4,277
Stock-based compensation expense		(621)	(235)
Non-GAAP selling, general and adminitrative expenses		$7,314	$4,042

GAAP operating expenses		$19,161	$8,130
Stock-based compensation expense		(1,010)	(418)
Amortization of intangible assets		(1,788)	(294)
Acquisition related expenses		(222)	-
Impairment and other charges		(1,694)	-
Non-GAAP operating expenses		$14,447	$7,418

GAAP income (loss) from operations		$(5,941)	$(950)
Stock-based compensation expense		1,075	443
Inventory step-up related to acquisition accounting		616	-
Amortization of intangible assets		1,788	294
Acquisition-related expenses		222	-
Impairment and other charges		1,694	-
Non-GAAP income (loss) from operations		$(546)	$(213)

Reconciliation from GAAP net loss to adjusted EBITDA:
GAAP net loss:		$(7,060)	$(1,102)
Stock-based compensation expense		1,075	443
Inventory step-up related to acquisition accounting		616	-
Amortization of intangible assets		1,788	294
Acquisition-related expenses		222	-
Impairment and other charges		1,694	-
Revaluation of earn-out liability		(320)	-
Debt amortization costs		401	18

	Non-GAAP net income (loss)	(1,584)	(347)
Interest expense		981	136
Provision for (benefit from) income taxes		(31)	21
Depreciation and amortization		646	488
	Adjusted EBITDA	$12	$298

Non-GAAP diluted net income (loss) per share		($0.05)	($0.02)

Weighted-average number of shares used in calculating non-GAAP basic net income (loss) per share		29,592,247	21,370,927

Incremental shares upon conversion of stock options, restricted stock units and warrants		-	-

Weighted-average shares used in calculating non-GAAP diluted net income (loss) per share		29,592,247	21,370,927